EXHIBIT 11.1
                                                                   (Page 1 of 2)


                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                                                  Year Ended December 31,
                                                                       ----------------------------------------------
                                                                            1996            1995           1994
                                                                       --------------- -------------- ---------------
PRIMARY:
Income (loss) from continuing operations before extraordinary items....$     (54.3)    $    (32.1)    $       4.9
Income (loss) from discontinued operations.............................      102.0            4.4            (3.7)
                                                                       --------------- -------------- ---------------

Income (loss) before extraordinary items...............................       47.7          (27.7)           (4.8)
   Less:  Accretion of Preferred Stock.................................      (22.9)          (7.3)           (6.0)
                                                                       --------------- -------------- ---------------

Income (loss) before extraordinary item applicable to common stock.....       24.8          (35.0)           (4.8)
Extraordinary loss on retirement of debt...............................      ---             (7.5)           (0.7)
                                                                       --------------- -------------- ---------------

Net income (loss) applicable to common stock...........................$      24.8     $    (42.5)    $      (5.5)
                                                                       =============== ============== ===============

Weighted average shares outstanding during the period..................       11.8           10.4            10.3
Assumed exercise of warrants at ratio determined as of
     December 31, 1996.................................................        1.2          ---  (a)        ---  (a)
Assumed exercise of stock options......................................        0.3          ---  (a)        ---  (a)
                                                                       --------------- -------------- ---------------

Primary shares outstanding.............................................       13.3           10.4            10.3
                                                                       =============== ============== ===============

Primary income per common share
   Income (loss) from continuing operations before extraordinary item..$    (5.81)     $    (3.79)    $     (0.10)
   Income (loss) from discontinued operations..........................      7.67            0.42           (0.36)
                                                                       --------------- -------------- ---------------

   Income (loss) before extraordinary items............................      1.86           (3.37)          (0.46)
   Extraordinary loss..................................................    ---              (0.72)          (0.07)
                                                                       --------------- -------------- ---------------

   Net income (loss)...................................................$     1.86      $    (4.09)    $     (0.53)
                                                                       =============== ============== ===============

(a) Excluded from the computation because the effect is anti-dilutive.

                                                                    EXHIBIT 11.1
                                                                   (Page 2 of 2)

                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                                                  Year Ended December 31,
                                                                       ----------------------------------------------
                                                                            1996            1995           1994
                                                                       --------------- -------------- ---------------
FULLY DILUTED:
Income (loss) from continuing operations before extraordinary items....$     (54.3)    $    (32.1)    $       4.9
Income (loss) from discontinued operations.............................      102.0            4.4            (3.7)
                                                                       --------------- -------------- ---------------

Income (loss) before extraordinary items...............................       47.7          (27.7)           (4.8)
   Less:  Accretion of Preferred Stock.................................      (22.9)          (7.3)           (6.0)
                                                                       --------------- -------------- ---------------

Income (loss) before extraordinary item applicable to common stock.....       24.8          (35.0)           (4.8)
   Add:  Accretion of Preferred Stock assumed converted at
     beginning of period...............................................      ---  (a)       ---  (a)        ---  (a)
                                                                       --------------- -------------- ---------------

                                                                              24.8          (35.0)           (4.8)

Extraordinary loss on retirement of debt...............................      ---             (7.5)           (0.7)
                                                                       --------------- -------------- ---------------

Net income (loss) applicable to common stock...........................$      24.8     $    (42.5)    $      (5.5)
                                                                       =============== ============== ===============

Weighted average shares outstanding during the period..................       11.8           10.4            10.3
Assumed exercise of warrants at ratio determined as of
     December 31, 1996.................................................        1.2          ---  (a)        ---  (a)
Assumed conversion of Preferred Stock..................................      ---  (a)       ---  (a)        ---  (a)
Assumed exercise of stock options......................................        0.3          ---  (a)        ---  (a)
                                                                       --------------- -------------- ---------------
Fully diluted shares oustanding........................................       13.3           10.4            10.3
                                                                       =============== ============== ===============

Fully diluted income per common share
   Income (loss) from continuing operations before extraordinary item..$    (5.81)     $    (3.79)    $     (0.10)
   Income (loss) from discontinued operations..........................      7.67            0.42           (0.36)
                                                                       --------------- -------------- ---------------

   Income (loss) before extraordinary items............................      1.86           (3.37)          (0.46)
   Extraordinary loss..................................................    ---              (0.72)          (0.07)
                                                                       --------------- -------------- ---------------

   Net income (loss)...................................................$     1.86      $    (4.09)    $     (0.53
                                                                       =============== ============== ===============



(a) Excluded from the computation because the effect is anti-dilutive.